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                                    AMENDMENT TO
                             CERTIFICATE AND AGREEMENT
                               OF LIMITED PARTNERSHIP
                        OF CONAM REALTY PENSION INVESTORS LP


     This Amendment to Certificate and Agreement of Limited Partnership of ConAm Realty Pension Investors LP, a New York limited partnership formerly known as Hutton/ConAm Realty Pension Investors (the "PARTNERSHIP"), is entered into as of January 18, 1999, and amends the Certificate and Agreement of Limited Partnership of the Partnership (as amended to date, the "AGREEMENT"), as follows:

     1.   Section 11.d.(xi) of the Agreement is hereby amended as follows:

          (xi) Permit the Partnership to purchase or lease property in which a General Partner or any Affiliate has an interest or sell any Property to a General Partner or any Affiliate, except as otherwise provided herein or unless such transaction is specifically approved by Limited Partners owning a majority of the Units outstanding at that time.

     2. Except as expressly amended hereby, all other provisions of the Agreement shall remain unchanged and shall continue in full force and effect.

     3.   The effective date of this Amendment is January 18, 1999.

                         GENERAL PARTNER:

                         ConAm Property Services III, Ltd.

                         By:  Continental American Development, Inc.,
                              its general partner

                              By:  /s/ Scott Dupree
                                   -----------------------------
                                   E. Scott Dupree,
                                   Vice President

                         LIMITED PARTNERS:

                         The Limited Partners of the Partnership whose names are recorded in the records of the Partnership by ConAm Property Services III, Ltd., their attorney-in-fact

                         By:  Continental American Development, Inc.

                              By:  /s/ Scott Dupree
                                   -----------------------------
                                   E. Scott Dupree,
                                   Vice President